Exhibit 99.1

News Release
RAMBUS REPORTS FOURTH QUARTER AND FISCAL YEAR 2016 FINANCIAL RESULTS

Business and Financial Highlights:

•	Generated fourth quarter revenue of $97.6 million and annual revenue of $336.6 million; delivered quarter-over-quarter growth across the business

•	Fourth quarter GAAP diluted net loss per share of $0.03; fourth quarter non-GAAP diluted net income per share of $0.16

•	Executing on buffer chip and SerDes programs with acquired businesses

•	Enabling secure provisioning for mobile payments and smart ticketing
SUNNYVALE, Calif. - January 30, 2017 - Rambus Inc. (NASDAQ:RMBS) today reported financial results for the fourth quarter and year ended December 31, 2016.

Commenting on the results, chief executive officer Dr. Ron Black stated, “Our activity throughout 2016 has prepared us well for profitable growth moving into 2017. Our memory and interfaces business continues to perform well with the ability to accelerate our customer engagements for the data center. We also have several avenues of exciting opportunities to extend beyond our historic business, particularly as we move closer to the consumer with offerings serving the mobile edge.”

GAAP Financial Results:

Revenue for the fourth quarter of 2016 was $97.6 million, up 9% on a sequential basis from the third quarter of 2016 primarily due to higher product revenue from the memory and interfaces business and higher royalty revenue. As compared to the fourth quarter of 2015, revenue was up 27% primarily due to higher revenue from the security technology business, higher product revenue primarily from the memory and interfaces business, and higher royalty revenue.

Revenue for the year ended December 31, 2016 was $336.6 million, up 14% from the year ended December 31, 2015, which is primarily due to higher revenue from the security technology business and higher product revenue primarily from the memory and interfaces business.

Total operating costs and expenses for the fourth quarter of 2016 were $97.0 million, 24% higher than the previous quarter and 72% higher than the fourth quarter of 2015. Fourth quarter operating costs and expenses of $97.0 million included $5.7 million of stock-based compensation expenses, $11.1 million of amortization expenses, $18.3 million impairment of long-lived assets, $1.1 million related to the purchase accounting adjustment for inventory fair value step-up and $0.2 million of acquisition-related transaction costs, offset by a reduction of acquisition purchase consideration of $6.8 million. In comparison, total operating costs and expenses for the third quarter of 2016 of $78.0 million included $5.4 million of stock-based compensation expenses, $10.2 million of amortization expenses, $1.2 million related to the purchase accounting adjustment for inventory fair value step-up and $0.4 million of acquisition-related transaction costs. Total operating costs and expenses for the fourth quarter of 2015 were $56.4 million, which included $3.3 million of stock-based compensation expenses, $6.2 million of amortization expenses and $3.6 million of restructuring charges. The change in total operating costs and expenses in the fourth quarter of 2016 as compared to the third quarter of 2016 was primarily attributable to the impairment of long-lived assets, higher headcount-related costs, higher amortization expense, higher prototyping costs and higher costs of goods sold related to memory and security products, partially offset by a reduction of acquisition purchase consideration in the fourth quarter of 2016. The change in total operating costs and expenses in the fourth quarter of 2016 as compared to the fourth quarter of 2015 was primarily attributable to the impairment of long-lived assets, higher headcount-related costs, higher amortization expense, higher consulting costs and higher costs of goods sold related to memory and security products, partially offset by a reduction of acquisition purchase consideration and lack of restructuring charges in 2016.

Total operating costs and expenses for the year ended December 31, 2016 were $303.0 million, 35% higher than the year ended December 31, 2015. The year ended December 31, 2016 operating costs and expenses of $303.0 million included $21.0 million of stock-based compensation expenses, $37.1 million of amortization expenses, $18.3 million of impairment of long-lived assets, $2.3 million related to the purchase accounting adjustment for inventory fair value step-up and $3.2 million of acquisition-related transaction costs, offset by a reduction of acquisition purchase consideration of $6.8 million. This is compared to total operating costs and expenses for the year ended December 31, 2015 of $224.9 million, which included $15.1 million of stock-based compensation expenses, $25.1 million of amortization expenses and $3.6 million of restructuring charges. The change in total operating costs and expenses was primarily attributable to the impairment of long-lived assets, higher headcount-related costs, higher amortization expense, higher consulting costs, higher stock-based compensation expense, higher expenses related to software design tools, higher acquisition-related transaction costs, the purchase accounting adjustment for inventory fair value step-up, higher costs of goods sold related to memory and security products and lack of gain from sale of intellectual property in 2016, partially offset by a reduction of acquisition purchase consideration and lack of restructuring charges in 2016.

Net loss for the fourth quarter of 2016 was $3.4 million as compared to net income of $4.5 million in the third quarter of 2016 and net income of $13.0 million in the fourth quarter of 2015. Diluted net loss per share for the fourth quarter of 2016 was $0.03 as compared to diluted net income per share of $0.04 in the third quarter of 2016 and diluted net income per share of $0.11 in the fourth quarter of 2015.

Net income for the year ended December 31, 2016 was $6.8 million as compared to a net income of $211.4 million for the same period of 2015. Diluted net income per share for the year ended December 31, 2016 was $0.06 as compared to a diluted net income per share of $1.80 for the same period of 2015.

Non-GAAP Financial Results (1):

Total non-GAAP operating costs and expenses in the fourth quarter of 2016 were $67.5 million, 11% higher than the previous quarter, and 56% higher than the fourth quarter of 2015. The change in total non-GAAP operating costs and expenses in the fourth quarter of 2016 as compared to the third quarter of 2016 was primarily due to higher headcount-related costs, higher prototyping costs and higher costs of goods sold related to memory and security products in the fourth quarter of 2016. The change in total non-GAAP operating costs and expenses in the fourth quarter of 2016 as compared to the fourth quarter of 2015 was primarily due to higher headcount-related costs, higher consulting costs and higher costs of goods sold related to memory and security products.

Total non-GAAP operating costs and expenses for the year ended December 31, 2016 were $227.8 million as compared to $181.1 million in the same period of 2015 are primarily due to higher headcount-related costs, higher consulting costs, higher expenses related to software design tools and higher costs of goods sold related to memory and security products.

Non-GAAP net income in the fourth quarter of 2016 was $18.7 million, 4% higher than the prior quarter and 10% lower than the fourth quarter of 2015. Non-GAAP diluted net income per share was $0.16 in the fourth quarter of 2016 as compared to $0.16 in the prior quarter and $0.18 in the fourth quarter of 2015.

Non-GAAP net income for the year ended December 31, 2016 was $67.9 million as compared to $70.6 million in the same period of 2015. Non-GAAP diluted net income per share was $0.60 for the year ended December 31, 2016 as compared to non-GAAP diluted net income per share of $0.60 for the year ended December 31, 2015.

Other Financial Highlights:

Cash, cash equivalents, and marketable securities as of December 31, 2016 were $172.2 million, an increase of $21.4 million from September 30, 2016, mainly due to cash generated from operating activities.

During the fourth quarter of 2016, the Company recorded an income tax provision of approximately $0.9 million.

2017 First Quarter Outlook:

For the first quarter of 2017, the Company expects revenue to be between $93 million and $98 million. Revenue is not without risk and achieving revenue in this range will require that the Company sign new customer agreements for various product sales, mobile payments software and solutions licensing among other matters. The Company also expects operating costs and expenses to be between $85 million and $88 million, and diluted net income per share to be between $0.02 and $0.06. The Company also expects non-GAAP operating costs and expenses to be between $67 million and $70 million, and non-GAAP diluted net income per share to be between $0.13 and $0.17. These non-GAAP expectations assume non-GAAP interest and other income and expense of $1 million, tax rate of 35% (refer to non-GAAP financial information below - income tax adjustments) and diluted share count of 114 million, and exclude stock-based compensation expense ($7 million), amortization expense ($11 million), and non-cash interest expense on convertible notes ($2 million).

Conference Call:

The Company will host a conference call at 2:00 p.m. PT today to discuss its financial results. The call, audio and slides will be available online at investor.rambus.com. A replay will be available following the call as a webcast on the Rambus Investor Relations website and for one week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID#50043108.

(1)	Non-GAAP Financial Information:

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: operating costs and expenses, operating income (loss) and net income (loss). In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expenses, acquisition-related transaction costs and retention bonus expense, restructuring charges, impairment charges, amortization expenses, non-cash interest expense and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.
The Company’s non-GAAP financial measures reflect adjustments based on the following items:
Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.
Acquisition-related transaction costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the current periods’ portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods.

Purchase accounting adjustment for inventory fair value step-up. These adjustments are the result of accounting for certain business acquisitions and are excluded because such adjustments are non-recurring. Additionally, the Company excludes these expenses in order to provide better comparability between periods.

Restructuring charges. These charges may consist of severance, contractual retention payments, exit costs and other charges and are excluded because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Impairment of long-lived assets. These charges consist of non-cash charges to long-lived assets and are excluded because such charges are non-recurring and do not reduce the Company’s liquidity.

Change in contingent consideration. This change is due to a reduction of acquisition purchase consideration. This is a non-recurring benefit that has no direct correlation to the operation of the Company's business and no cash flow impact.
Amortization expense. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Non-cash interest expense on convertible notes. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.
Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 35 percent for periods in 2016 and 36 percent for periods in 2015, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant years to assist the Company’s planning for future periods. The Company has provided below a reconciliation of its GAAP provision for income taxes and GAAP effective tax rate to the assumed non-GAAP provision for income taxes and non-GAAP effective tax rate.
On occasion in the future, there may be other items, such as significant gains or losses from contingencies that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 including those relating to Rambus’ expectations regarding financial guidance for the first quarter of 2017, including revenue, operating costs and expenses, earnings per share and estimated, fixed, long-term projected tax rates. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by Rambus’ management. Actual results may differ materially. Rambus’ business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission. Rambus undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

About Rambus Inc.

Rambus creates innovative hardware and software technologies, driving advancements from the data center to the mobile edge. Our chips, customizable IP cores, architecture licenses, tools, services, training and innovations improve the competitive advantage of our customers. We collaborate with the industry, partnering with leading ASIC and SoC designers, foundries, IP developers, EDA companies and validation labs. For more information, visit www.rambus.com.
RMBSFN
Contacts:
Linda Ashmore
Vice President, Corporate Communications
Rambus Inc.
(408) 462-8411
lashmore@rambus.com
Rahul Mathur
Senior Vice President, Finance and
Chief Financial Officer
Rambus Inc.
(408) 462-8000
rmathur@rambus.com

Rambus Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31, 2016	December 31, 2015
ASSETS

Current assets:
Cash and cash equivalents	$135,294	$143,764
Marketable securities	36,888	143,942
Accounts receivable	21,099	16,408
Prepaids and other current assets	17,867	10,396
Inventories	5,633	1,080
Total current assets	216,781	315,590
Intangible assets, net	132,388	64,266
Goodwill	204,794	116,899
Property, plant and equipment, net	58,442	56,616
Deferred tax assets	168,342	162,485
Other assets	2,749	2,165
Total assets	$783,496	$718,021

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$9,793	$4,096
Accrued salaries and benefits	14,177	12,278
Deferred revenue	16,932	5,780
Other accrued liabilities	10,399	6,212
Total current liabilities	51,301	28,366
Long-term liabilities:
Convertible notes, long-term	126,167	119,418
Long-term imputed financing obligation	38,029	38,625
Other long-term liabilities	15,217	5,079
Total long-term liabilities	179,413	163,122
Total stockholders’ equity	552,782	526,533
Total liabilities and stockholders’ equity	$783,496	$718,021

Rambus Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Revenue:
Royalties	$70,604	$66,242	$264,614	$262,415
Contract and other revenue	26,955	10,531	71,983	33,863
Total revenue	97,559	76,773	336,597	296,278
Operating costs and expenses:
Cost of revenue (1)	21,370	11,340	67,090	45,344
Research and development (1)	38,744	25,604	129,844	111,110
Sales, general and administrative (1)	25,466	16,853	95,145	70,554
Restructuring charges	—	3,576	—	3,576
Impairment of long-lived assets	18,300	—	18,300	—
Change in contingent consideration	(6,845)	—	(6,845)	—
Gain from sale of intellectual property	—	(424)	—	(3,686)
Gain from settlement	—	(510)	(579)	(2,040)
Total operating costs and expenses	97,035	56,439	302,955	224,858
Operating income	524	20,334	33,642	71,420
Interest income and other income (expense), net	218	350	1,740	1,224
Interest expense	(3,248)	(3,122)	(12,745)	(12,413)
Interest and other income (expense), net	(3,030)	(2,772)	(11,005)	(11,189)
Income (loss) before income taxes	(2,506)	17,562	22,637	60,231
Provision for (benefit from) income taxes	939	4,570	15,817	(151,157)
Net income (loss)	$(3,445)	$12,992	$6,820	$211,388
Net income (loss) per share:
Basic	$(0.03)	$0.12	$0.06	$1.84
Diluted	$(0.03)	$0.11	$0.06	$1.80
Weighted average shares used in per share calculation
Basic	110,788	111,476	110,162	114,814
Diluted	110,788	113,388	113,140	117,484

_________
(1) Total stock-based compensation expense for the three months and years ended December 31, 2016 and 2015 are presented as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Cost of revenue	$14	$12	$56	$63
Research and development	$2,639	$1,459	$9,165	$6,762
Sales, general and administrative	$3,004	$1,876	$11,792	$8,271

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(In thousands)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Operating costs and expenses	$97,035	$78,039	$56,439	$302,955	$224,858
Adjustments:
Stock-based compensation expense	(5,657)	(5,443)	(3,347)	(21,013)	(15,096)
Acquisition-related transaction costs and retention bonus expense	(197)	(441)	—	(3,235)	(2)
Purchase accounting adjustment for inventory fair value step-up	(1,136)	(1,168)	—	(2,304)	—
Amortization expense	(11,093)	(10,174)	(6,160)	(37,138)	(25,074)
Impairment of long-lived assets	(18,300)	—	—	(18,300)	—
Restructuring charges	—	—	(3,576)	—	(3,576)
Change in contingent consideration	6,845	—	—	6,845	—
Non-GAAP operating costs and expenses	$67,497	$60,813	$43,356	$227,810	$181,110

Operating income	$524	$11,816	$20,334	$33,642	$71,420
Adjustments:
Stock-based compensation expense	5,657	5,443	3,347	21,013	15,096
Acquisition-related transaction costs and retention bonus expense	197	441	—	3,235	2
Purchase accounting adjustment for inventory fair value step-up	1,136	1,168	—	2,304	—
Amortization expense	11,093	10,174	6,160	37,138	25,074
Impairment of long-lived assets	18,300	—	—	18,300	—
Restructuring charges	—	—	3,576	—	3,576
Change in contingent consideration	(6,845)	—	—	(6,845)	—
Non-GAAP operating income	$30,062	$29,042	$33,417	$108,787	$115,168

Income (loss) before income taxes	$(2,506)	$8,765	$17,562	$22,637	$60,231
Adjustments:
Stock-based compensation expense	5,657	5,443	3,347	21,013	15,096
Acquisition-related transaction costs and retention bonus expense	197	441	—	3,235	2
Purchase accounting adjustment for inventory fair value step-up	1,136	1,168	—	2,304	—
Amortization expense	11,093	10,174	6,160	37,138	25,074
Impairment of long-lived assets	18,300	—	—	18,300	—
Restructuring charges	—	—	3,576	—	3,576
Change in contingent consideration	(6,845)	—	—	(6,845)	—
Non-cash interest expense on convertible notes	1,723	1,700	1,627	6,749	6,372
Non-GAAP income before income taxes	$28,755	$27,691	$32,272	$104,531	$110,351
GAAP provision for (benefit from) income taxes	939	4,254	4,570	15,817	(151,157)
Adjustment to GAAP provision for income taxes	9,125	5,438	7,048	20,769	190,884

Non-GAAP provision for income taxes	10,064	9,692	11,618	36,586	39,727
Non-GAAP net income	$18,691	$17,999	$20,654	$67,945	$70,624

Non-GAAP basic net income per share	$0.17	$0.16	$0.19	$0.62	$0.62
Non-GAAP diluted net income per share	$0.16	$0.16	$0.18	$0.60	$0.60
Weighted average shares used in non-GAAP per share calculation:
Basic	110,788	110,214	111,476	110,162	114,814
Diluted	114,060	113,723	113,388	113,140	117,484

Supplemental Reconciliation of GAAP to Non-GAAP Effective Tax Rate (1)

	Three Months Ended			Year Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015

GAAP effective tax rate	(38)%	49%	26%	70%	(251)%
Adjustment to GAAP effective tax rate	73%	(14)%	10%	(35)%	287%
Non-GAAP effective tax rate	35%	35%	36%	35%	36%

(1)
For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 35 percent for periods in 2016 and 36 percent for periods in 2015, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant year to assist the Company’s planning for future periods.

Rambus Inc.
Reconciliation of GAAP Forward Looking Estimates to Non-GAAP Forward Looking Estimates
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31, 2017
	Low	High

Forward-looking operating costs and expenses	$87.6	$84.6
Adjustments:
Stock-based compensation expense	(7.1)	(7.1)
Amortization expense	(10.5)	(10.5)
Forward-looking Non-GAAP operating costs and expenses	$70.0	$67.0

Forward-looking operating income	$5.4	$13.4
Adjustments:
Stock-based compensation expense	7.1	7.1
Amortization expense	10.5	10.5
Forward-looking Non-GAAP operating income	$23.0	$31.0

Forward-looking income before income taxes	$2.7	$10.7
Adjustments:
Stock-based compensation expense	7.1	7.1
Amortization expense	10.5	10.5
Non-cash interest expense on convertible notes	1.7	1.7
Forward-looking Non-GAAP income before income taxes	$22.0	$30.0
Forward-looking GAAP provision for income taxes	0.9	3.7
Adjustment to Forward-looking GAAP provision for income taxes	6.8	6.8
Forward-looking Non-GAAP provision for income taxes	7.7	10.5
Forward-looking Non-GAAP net income	$14.3	$19.5

Forward-looking Non-GAAP basic net income per share	$0.13	$0.18
Forward-looking Non-GAAP diluted net income per share	$0.13	$0.17
Weighted average shares used in forward-looking Non-GAAP per share calculation:
Basic	111.0	111.0
Diluted	114.0	114.0